Exhibit 21.01

SUBSIDIARIES

Capital Bank
(North Carolina)

Capital Bank Investment Services, Inc.
(North Carolina)

Capital Bank Statutory Trust I
(Delaware)

Capital Bank Statutory Trust II
(Delaware)

Capital Bank Statutory Trust III
(Delaware)

CB Trustee, LLC
(North Carolina)